UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2005

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9336 Civic Center Drive, Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Director Compensation Arrangements

On January 27, 2005, our Board of Directors approved modifications to the terms of compensation to be paid to non-employee directors.   Effective as of January 1, 2005, non-employee directors will receive (i) annual board retainer fees of $50,000; (ii) annual committee retainer fees of $8,000 for membership on each Committee of the Board; and (ii) annual chair retainer fees of $5,000 for serving as the Chair of a Board Committee, except that the Chair of the Audit Committee will receive a chair retainer fee of $17,000 rather than $5,000.  Directors will receive no additional fees for attending meetings of the Board or its Committees.    Non-employee directors have the right to elect to convert these annual retainer fees into shares of our common stock or stock units in accordance with the provisions of our Directors’ Stock and Deferred Retainer Plan.  Directors will also have access to charter aircraft for travel to and from Board and Committee meetings.  With certain exceptions, directors are entitled to complimentary rooms and food and beverage when staying at our owned, managed and franchise properties for personal purposes.

On January 27, 2005, the Board also approved the formula for calculating the annual grant of shares of our common stock to non-employee directors under the 2004 Omnibus Equity Compensation Plan (the “Equity Plan”).  Non-employee directors will receive a number of shares of our common stock equal to $30,000 divided by the fair market value of our common stock on the date of grant each year, which is generally the date of the annual meeting of stockholders.  Directors receiving this grant under the Equity Plan will be required to hold these shares for a period of at least three years before disposition.

Annual Incentive Plan

In March 2004, our Compensation Committee established the 2004 performance goal for the eligibility of our executive officers for bonus awards under the Annual Incentive Plan (the “Incentive Plan”).  The 2004 performance goal was the achievement by Hilton of at least 85% of our budgeted earnings on a consolidated basis before interest, taxes, depreciation and amortization (“EBITDA”).  Our Compensation Committee also established the total amount of the bonus pool available to our executive officers as .60% of EBITDA reported by Hilton for 2004.  Under the Incentive Plan, executive officers can earn a targeted award percentage of the bonus pool amount if the Compensation Committee certifies that the performance goal was met.  On January 26, 2005, the Compensation Committee certified that the performance goal for 2004 was achieved, and approved the following bonus payments under the Incentive Plan to our named executive officers: Mr. Bollenbach - $1,920,000; Mr. Hart - $567,769; Mr. Huckestein - $467,778; Mr. Keltner - $461,181; and Ms. Kleiner - $385,848.

Salary Increases

On January 26, 2005, the Compensation Committee approved salary increases for our named executive officers (other than Mr. Bollenbach who is covered by an employment agreement described below) of 3.5%, except for Mr. Hart who received a salary increase of 9.7% to reflect his increased responsibilities as our President and Chief Operating Officer since May 2004.

2004 Omnibus Equity Compensation Plan

Pursuant to our Equity Plan, on January 26, 2005, our Compensation Committee approved the following grants of both restricted stock units (“RSUs”) and an identical target amount of performance stock units (“PSUs”) to our named executive officers (other than Mr. Bollenbach who receives grants pursuant to the terms of an employment agreement described below):  Mr. Hart – 29,292 units; Mr. Keltner – 17,478 units; Mr. Huckestein – 13,862 units; and Ms. Kleiner – 12,392 units.  The RSU grants vest in equal annual installments over four years, except for the grant to Mr. Huckestein which vests in three equal annual installments.  The PSU grants vest on December 31, 2007 and are payable from 0% to 150% of the target amount depending upon the level of achievement of performance goals established by the Compensation Committee.  On January 26, 2005, the Committee established three equally weighted performance goals for the 2005 PSU grants based on total Hilton shareholder return in relation to a comparable group of companies, total Hilton EBITDA margin, and Hilton return on total capital.

Amendment to CEO Employment Agreement

Pursuant to the terms of an employment agreement entered into by the Company and Stephen F. Bollenbach, Hilton’s Chief Executive Officer, on November 11, 2004 (the “Employment Agreement”), Mr. Bollenbach received a signing bonus of $193,194 and a special bonus of $137,830, in addition to his annual bonus described under “Annual Incentive Plan” above.  Also pursuant to the terms of the Employment Agreement, Mr. Bollenbach received the following grants under the Equity Plan on January 26, 2005: (i) a stock option grant of 400,000 shares at a fair market value exercise price of $22.19 and (ii) a performance share grant with a target amount of 140,000 PSUs.  The Employment Agreement provides that the objective performance goal used to determine Mr. Bollenbach’s eligibility for the payment of PSUs will be the Company’s total shareholder return in relation to a comparable group of companies.  In order to better align Mr. Bollenbach’s compensation with that of the other executive officers, on January 27, 2005, our Board approved an amendment to the Employment Agreement to provide that the objective performance goals to be used to determine Mr. Bollenbach’s eligibility for the payment of PSUs under the Equity Plan will be the same goals established by the Compensation Committee with respect to PSU grants to other Company executives at that time.  Accordingly, the performance goals for Mr. Bollenbach’s eligibility for the payment of a target amount of 140,000 PSUs referred to above are the same goals that apply to 2005 PSU grants to other executive officers, as described under “2004 Omnibus Equity Compensation Plan” above.

ITEM 2.02               RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 2.02.  “Results of Operations and Financial Condition.”

On January 31, 2005, Hilton issued a press release setting forth Hilton’s earnings for the fourth quarter and fiscal year ended December 31, 2004.  A copy of Hilton’s press release is furnished hereto as Exhibit 99.1.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit 99.1	Press release, dated January 31, 2005, reporting financial results for the fourth quarter and fiscal year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2005

HILTON HOTELS CORPORATION

	By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel